Exhibit 99.1

Fulgent Genetics Reports Second Quarter 2018 Financial Results

Second Quarter 2018 Results:

•	Revenue totals $5.4 million, growing 16% year over year and 16% sequentially
•	Billable tests delivered total 5,700, growing 47% year over year and 23% sequentially
•	GAAP and non-GAAP gross margins each improve over 12 points sequentially
•	GAAP loss of $1.0 million, or $0.06 per share
•	Non-GAAP loss of $0.2 million, or $0.01 per share
•	Adjusted EBITDA of $0.1 million

TEMPLE CITY, CA, August 6, 2018 —Fulgent Genetics (NASDAQ: FLGT) (“Fulgent Genetics” or the “company”) today announced financial results for its second quarter ended June 30, 2018.

Second quarter revenue was $5.4 million, an increase of 16% sequentially from $4.7 million in the first quarter of 2018 and an increase of 16% year over year from $4.6 million in the second quarter of 2017. GAAP loss for the second quarter of 2018 was $1.0 million, or $0.06 per share, and non-GAAP loss was $0.2 million, or $0.01 per share. Adjusted EBITDA was $0.1 million in the second quarter of 2018.

Non-GAAP loss and adjusted EBITDA are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP income (loss), in the accompanying tables.

Ming Hsieh, Chairman and Chief Executive Officer, said, “We are pleased with our second quarter results, as we continued to see improving stability in our business. We saw growth in billable test volume, which reached a new quarterly record high, and drove an acceleration in year-over-year revenue growth in the quarter. We are seeing a positive impact from the recent investments we have made in our business, including the growth of our test menu, expansion of our facilities for increased capacity, as well as restructuring of our sales organization. We feel very good about the progress we have made in recent quarters and look forward to building on our momentum.”

Paul Kim, Chief Financial Officer, said, “We have continued making strides towards sustainable growth in recent quarters, and I am pleased with our progress. In addition to the increased billable test volume we had in the quarter, we saw meaningful margin improvements. We were able to lower our cost per test by 26% sequentially to $446, resulting from increased operational efficiencies as we begin to scale. We are also gaining momentum with insurance providers, which is helping to drive revenue growth. We are encouraged by the progress we are seeing in the business and believe we remain well positioned to capitalize on our market opportunity.”

Mr. Kim added, “We will provide an update on our guidance regarding certain financial measures during our investment community conference call to shortly follow the issuance of this press release.”

Conference Call Information

Fulgent Genetics will host a conference call for the investment community today at 4:30 PM ET (1:30 PM PT) to discuss its second quarter results. Press and industry analysts are invited to attend in listen-only mode.

The call can be accessed through a live audio webcast in the Investor Relations section of the company’s website, www.fulgentgenetics.com, and through a live conference call by dialing (855) 321-9535 using the conference ID 5383738. An audio replay will be available in the Investors section of the company’s website or by calling (855) 859-2056 using passcode 5383738 through August 13, 2018.

Note Regarding Non-GAAP Financial Measures

Certain of the information set forth in this press release, including non-GAAP income (loss) and adjusted EBITDA, are non-GAAP financial measures. Fulgent Genetics believes this information is useful to investors because it provides a basis for measuring the performance of Fulgent’s business excluding certain income or expense items that management believes are not directly attributable to the company’s core operating results. Fulgent Genetics defines non-GAAP income (loss) as income (loss) calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), plus or minus provisions (benefits) for income taxes, plus equity-based compensation expenses, plus or minus equity income (loss) in investee, plus or minus the effect of a corporate tax rate, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations. Fulgent Genetics defines adjusted EBITDA as GAAP income (loss) plus or minus interest expense (income), plus or minus provisions (benefits) for income taxes, plus depreciation, plus equity-based compensation expenses, plus or minus equity income (loss) in investee, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations.

Fulgent Genetics may continue to incur expenses similar to the items added to or subtracted from GAAP income (loss) to calculate non-GAAP income (loss) and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an inference that these items are unusual, infrequent or non-recurring. Management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of income (loss) in evaluating the company's operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Fulgent Genetics may not be comparable to similarly titled metrics reported by other companies.

About Fulgent Genetics

Fulgent Genetics is a technology company with a focus on offering comprehensive genetic testing to provide physicians with clinically actionable diagnostic information they can use to improve the quality of patient care. The company has developed a proprietary technology platform that allows it to offer a broad and flexible test menu and continually expand and improve its proprietary genetic reference library, while maintaining accessible pricing, high accuracy and competitive turnaround times. The company believes its test menu, which currently offers more genes for testing than its competitors in today’s market, which enables it to provide expansive options for test customization and clinically actionable results.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: anticipated growth of and increased stability in the company’s business and performance, including its volume of billable tests delivered, margin improvements relating to costs per test and increased efficiencies; the success of the company’s investments in its business, including its technology platform, operational capabilities and sales organization, as well as the timing and extent of the impact of these investments, if any, on the company’s performance; the timing, commercial success and impact on the company’s results of new product launches and other initiatives, including its Beacon carrier screening test and its somatic-based cancer test; and the company’s ability to capitalize on opportunities to grow its business.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the company’s future performance, and they are based on management’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the company’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the market potential for, and the rate and degree of market adoption of, the company’s tests and genetic testing generally; the company’s ability to capture a sizable share of the developing market for genetic testing and compete successfully in this market, including its ability to continue to develop new tests that are attractive to its various customer markets and otherwise keep pace with rapidly changing technology; the company’s ability to maintain the low internal costs of its business model, particularly as the company makes investments across its business; the company’s ability to maintain an acceptable margin on sales of its tests, particularly in light of increasing competitive pressures and other factors that may continue to reduce the company’s sale prices for and margins on its tests; risks related to volatility in the company’s results, which can fluctuate significantly from period to period; risks associated with the composition of the company’s customer base, which can fluctuate from period to period and can be comprised of a small number of customers that account for a significant portion of the company’s revenue; the company’s ability to grow and diversify its customer base and increase demand from existing and new customers; the company’s investments in its infrastructure, including its sales organization and operational capabilities, and the extent to which these investments impact the company’s business and performance and enable it to manage any growth it may experience in future periods; the company’s level of success in obtaining coverage and adequate reimbursement and collectability levels from third-party payors for its tests; the company’s level of success in establishing and obtaining the intended benefits from partnerships, joint ventures or other relationships; the company’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; risks associated with the company’s international operations; the company’s ability to protect its proprietary technology platform; and general industry, economic, political and market conditions. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events.

The forward-looking statements made in this press release speak only as of the date of this press release, and the company assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law.

The company’s reports filed with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the three months ended June 30, 2018 and the other reports it files from time to time, including subsequently filed quarterly and current reports, are made available on the company’s website upon their filing with the Securities and Exchange Commission. These reports contain more information about the company, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release.

Investor Relations Contacts:

The Blueshirt Group

Nicole Borsje, 415-217-2633, nborsje@blueshirtgroup.com

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET DATA
June 30, 2018 and December 31, 2017
(in thousands)

	June 30, 2018	December 31,
ASSETS:	(unaudited)	2017
Cash and cash equivalents	$3,654	$6,490
Investments in marketable securities	34,409	34,877
Accounts receivable, net	5,055	4,005
Property and equipment, net	7,325	7,272
Other assets	5,105	4,540
Total assets	$55,548	$57,184

LIABILITIES & EQUITY:
Accounts payable and accrued liabilities	$2,987	$3,006
Total stockholders’ equity	52,561	54,178
Total liabilities & equity	$55,548	$57,184

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
Three and Six Months Ended June 30, 2018 and 2017
(in thousands, except per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue	$5,400	$4,640	$10,053	$9,946
Cost of revenue (1)	2,544	1,879	5,316	3,738
Gross profit	2,856	2,761	4,737	6,208

Operating expenses:
Research and development (1)	1,212	920	2,670	1,771
Selling and marketing (1)	1,279	851	2,409	1,742
General and administrative (1)	1,366	1,140	2,853	2,626
Total operating expenses	3,857	2,911	7,932	6,139
Operating income (loss)	(1,001)	(150)	(3,195)	69
Interest income and other income	98	120	193	239
Income (loss) before income taxes and equity loss in investee	(903)	(30)	(3,002)	308
(Benefit from) income taxes	(100)	(110)	(534)	(4)
Income (loss) before equity loss in investee	(803)	80	(2,468)	312
Equity loss in investee	(246)	(105)	(491)	(105)
Net income (loss)	$(1,049)	$(25)	$(2,959)	$207
Basic and diluted income (loss) per common share:
Basic	$(0.06)	$(0.00)	$(0.17)	$0.01
Diluted	$(0.06)	$(0.00)	$(0.17)	$0.01
Weighted average common shares:
Basic	17,919	17,711	17,891	17,694
Diluted	17,919	17,711	17,891	18,156

(1) Equity-based compensation expense was allocated as follows:
Cost of revenue	$151	$62	$275	$208
Research and development	171	197	303	408
Selling and marketing	113	51	221	120
General and administrative	138	114	319	253
Total equity-based compensation expense	$573	$424	$1,118	$989

FULGENT GENETICS, INC.
Non-GAAP Income (Loss) Reconciliation
Three and Six Months Ended June 30, 2018 and 2017
(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income (loss)	$(1,049)	$(25)	$(2,959)	$207
(Benefit from) income taxes	(100)	(110)	(534)	(4)
Equity-based compensation expense	573	424	1,118	989
Non-GAAP tax effect (1)	127	(110)	523	(453)
Equity loss in investee	246	105	491	105
Non-GAAP income (loss)	$(203)	$284	$(1,361)	$844
Basic and diluted income (loss) per common share:
Basic	$(0.06)	$(0.00)	$(0.17)	$0.01
Diluted	$(0.06)	$(0.00)	$(0.17)	$0.01
Non-GAAP income (loss) per common share:
Basic	$(0.01)	$0.02	$(0.08)	$0.05
Diluted	$(0.01)	$0.02	$(0.08)	$0.05

Weighted average common shares:
Basic	17,919	17,711	17,891	$17,694
Diluted	17,919	17,711	17,891	$18,156

(1) Tax rates as follows:
Corporate tax rate of 22% for the three and six months ended June 30, 2018. Corporate tax rate of 38% for the three and six months ended June 30, 2017.

FULGENT GENETICS, INC.
Non-GAAP Adjusted EBITDA Reconciliation
Three and Six Months Ended June 30, 2018 and 2017
(in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income (loss)	$(1,049)	$(25)	$(2,959)	$207
Interest (income)	(133)	(114)	(259)	(233)
(Benefit from) income taxes	(100)	(110)	(534)	(4)
Equity-based compensation expense	573	424	1,118	989
Depreciation	562	405	1,078	817
Equity loss in investee	246	105	491	105
Adjusted EBITDA	$99	$685	$(1,065)	$1,881